Exhibit 10.1

Execution Version

PURCHASE AGREEMENT

among

CONTANGO OIL & GAS COMPANY

and

THE PURCHASERS PARTY HERETO

i

SCHEDULE A – Schedule of Purchasers

SCHEDULE B – Schedule of Subsidiaries

EXHIBIT A – Form of Registration Rights Agreement

PURCHASE AGREEMENT

This PURCHASE AGREEMENT, dated as of November 29, 2020 (this “Agreement”), is entered into by and among Contango Oil & Gas Company, a Texas corporation (“Contango”), and each of the purchasers set forth in Schedule A hereto (the “Purchasers”).

RECITALS:

WHEREAS, Contango desires to sell the Purchased Securities (as defined below) and the Purchasers desire to purchase from Contango the Purchased Securities, in accordance with the provisions of this Agreement; and

WHEREAS, Contango has agreed to provide the Purchasers with certain registration rights with respect to the Purchased Securities acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Contango and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided however, that Contango and the Purchasers shall not be considered Affiliates for purposes of this Agreement.

“Agreement” has the meaning set forth in the introductory paragraph of this Agreement.

“Allocated Purchase Price” means with respect to each Purchaser, the dollar amount set forth opposite such Purchaser’s name under the heading “Allocated Purchase Price” on Schedule A hereto.

“Basic Documents” means, together, this Agreement and the Registration Rights Agreement.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of Texas are authorized or required by Law or other governmental action to close.

“Closing” shall have the meaning specified in Section 2.03.

“Closing Date” shall have the meaning specified in Section 2.03.

“Common Stock” means the Common Stock, par value $0.04 per share, of Contango.

“Contango” has the meaning set forth in the introductory paragraph of this Agreement.

“Contango Bylaws” shall have the meaning specified in Section 3.05.

“Contango Charter” shall have the meaning specified in Section 3.05.

“Contango Related Parties” shall have the meaning specified in Section 5.02.

“Credit Agreement” shall have the meaning specified in Section 3.02.

“Disqualification Event” shall have the meaning specified in Section 3.37.

“Environmental Law” shall have the meaning specified in Section 3.21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“FCPA” shall have the meaning specified in Section 3.25.

“GAAP” shall have the meaning specified in Section 3.11.

“Indemnified Party” shall have the meaning specified in Section 5.03.

“Indemnifying Party” shall have the meaning specified in Section 5.03.

“Intellectual Property” shall have the meaning specified in Section 3.19.

“Issuer Covered Person” shall have the meaning specified in Section 3.37.

“IT Systems” means, collectively, Contango and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law (including common law), rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority, assessment, deed of trust, charge, easement, servitude or other encumbrance upon or with respect to any property of any kind.

“Material Adverse Effect” shall have the meaning specified in Section 3.01.

“Mid-Con” means Mid-Con Energy Partners, a Delaware limited partnership.

“Money Laundering Laws” shall have the meaning specified in Section 3.26.

“NYSE American” means the NYSE American LLC.

“Outside Date” shall have the meaning specified in Section 6.01(a).

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Placement Agents” means Perry Advisors and Oak Hills Securities, Inc.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchased Securities” means, with respect to each Purchaser, the number of shares of Common Stock as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchaser Related Parties” shall have the meaning specified in Section 5.01.

“Purchasers” has the meaning set forth in the introductory paragraph of this Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into on or before the Closing, between Contango and the Purchasers in substantially the form attached hereto as Exhibit A.

“Regulatory Authority” shall have the meaning specified in Section 3.07(a).

“Representatives” means, with respect to a specified Person, the officers, directors, partners, members, managers, employees, investment advisers, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Sanctioned Country” shall have the meaning specified in Section 3.27.

“Sanctioned Person” shall have the meaning specified in Section 3.27.

“Sanctions” shall have the meaning specified in Section 3.27.

“Sarbanes-Oxley Act” shall have the meaning specified in Section 3.24.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” means reports and statements filed (but not furnished) by Contango with the SEC under the Exchange Act, including all amendments, exhibits and schedules thereto, and documents incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Stock Plan” shall have the meaning specified in Section 3.13.

“Subsidiaries” shall have the meaning specified in Section 3.02.

“TBOC” means the Texas Business Organizations Code.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Authorization of Sale of the Purchased Securities. Contango has authorized the issuance and sale to the Purchasers of the Purchased Securities on the terms and subject to the conditions set forth in this Agreement.

Section 2.02 Sale and Purchase. Subject to the terms and conditions hereof, Contango hereby agrees to issue and sell to each Purchaser, free and clear of any and all Liens (other than the transfer restrictions under applicable federal and state securities laws and other than those arising under the TBOC), and each Purchaser, severally and not jointly, hereby agrees to purchase from Contango, such number of Purchased Securities on the Closing Date as set forth on Schedule A, and each Purchaser agrees to pay Contango its Allocated Purchase Price with respect to such Purchased Securities.

Section 2.03 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Securities hereunder (the “Closing”) shall take place at 9:00 a.m. Central Time on December 1, 2020, or such other date or time as agreed by the parties. The date of the Closing shall be the “Closing Date.” The parties agree that the Closing may occur via delivery of facsimiles or portable document format (PDF) documents.

Section 2.04 Conditions to Closing.

(a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Securities to be purchased and issued at the Closing shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Regulatory Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(ii) there shall not be pending any suit, action or proceeding by any Regulatory Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(b) Conditions of the Purchasers’ Obligations at the Closing. The respective obligations of each Purchaser to consummate the purchase of the Purchased Securities to be purchased by such Purchaser at the Closing shall be subject to the satisfaction (or waiver by such Purchaser) on or prior to the Closing Date of each of the following conditions:

(i) the representations and warranties of Contango contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii) Contango and the Subsidiaries shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed and complied with by it hereunder on or prior to the Closing Date; and

(iii) Contango shall have delivered, or caused to be delivered, to such Purchaser, Contango’s closing deliveries described in Section 2.05.

(c) Conditions of Contango’s Obligations at the Closing. The obligation of Contango to consummate the sale of the Purchased Securities to be sold to each Purchaser at the Closing shall be subject to the satisfaction (or waiver by Contango) on or prior to the Closing Date of each of the following conditions:

(i) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct as of the Closing Date as if made on and as of the Closing Date and all other representations and warranties shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only);

(ii) such Purchaser shall have performed and complied, in all material respects, with all of the covenants and agreements required to be performed and complied with by such Purchaser on or prior to the Closing Date; and

(iii) such Purchaser shall have delivered, or caused to be delivered, to Contango such Purchaser’s closing deliveries as described in Section 2.06 of this Agreement.

Section 2.05 Contango Deliveries. At the Closing, Contango shall deliver or cause to be delivered to each Purchaser:

(a) reasonably available evidence of the Purchased Securities purchased by such Purchaser credited to book-entry accounts maintained by the transfer agent of Contango and issued by Contango free and clear of any Liens, other than the transfer restrictions under applicable federal and state securities laws and other than those arising under the TBOC, registered in such names as such Purchaser shall have designated; provided that DRS statements may be delivered promptly after the Closing; and

(b) the Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by Contango.

Section 2.06 Purchasers’ Deliveries. At the Closing, each Purchaser shall deliver or cause to be delivered to Contango:

(a) subject to receipt of evidence of issuance referred to in Section 2.05(a), its Allocated Purchase Price as of the Closing Date, such payments to be made by wire transfers of immediately available funds on the Closing Date to an account designated by Contango at least two (2) Business Days (or such shorter period of time as shall be agreeable by such Purchaser and Contango) prior to the Closing Date; and

(b) the Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been duly executed by such Purchaser.

Section 2.07 Independent Nature of the Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Document. The failure or waiver of performance under any Basic Document of any Purchaser by Contango does not excuse performance by any other Purchaser and the waiver of performance of Contango by any Purchaser does not excuse performance by Contango with respect to each other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 2.08 Further Assurances. From time to time after the date hereof, without further consideration, Contango and the Purchasers shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO CONTANGO

Contango represents and warrants to and covenants with each Purchaser as follows:

Section 3.01 Corporate Existence. Contango has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, with full corporate power and authority to own, lease and operate its properties and assets and conduct its business as described in the SEC Reports, to execute and deliver this Agreement and to issue, sell and deliver the Purchased Securities as contemplated herein. Contango is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to either (i) have a material adverse effect on the business, properties, condition (financial or otherwise), liquidity, results of operations or prospects of Contango and the Subsidiaries taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention or interference described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”).

Section 3.02 Subsidiaries. Contango owns, through wholly owned subsidiaries, the issued and outstanding capital stock, membership interests, partnership interests or other ownership interests (as applicable) of each of the entities listed on Schedule B hereto in the percentages set forth on Schedule B hereto, which constitute all direct or indirect subsidiaries of Contango. References herein to “Subsidiaries” refer to the entities listed on Schedule B hereto. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and assets and to conduct its business as described in the SEC Reports, except where the failure to be in good standing would not have a Material Adverse Effect. Each Subsidiary is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Reports, all of the outstanding shares of capital stock of, or other equity interests in, each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by Contango or applicable Subsidiary subject to no security interest, other encumbrance or adverse claims, except for such liens, encumbrances, equities or claims granted in connection with that certain Credit Agreement, dated as of September 17, 2019, among Contango, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and each of JPMorgan Chase Bank, N.A., Royal Bank of Canada and Cadence Bank, N.A., as joint bookrunners and the lenders from time to time party thereto, and as amended, restated or modified from time to time (collectively, the “Credit Agreement”), or as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock of, or equity interests in, the Subsidiaries are outstanding. Contango owns, directly or indirectly, 37% of the outstanding limited liability company interests in Exaro Energy III LLC, a Delaware limited liability company, and 23.7% of the outstanding limited liability company interests in Alta Resources Investments LLC, a Delaware limited liability company. Such limited liability company interests are owned by Contango subject to no security interest, other encumbrance or adverse claims, except for such liens, encumbrances, equities or claims granted in connection with the Credit Agreement or as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.03 Capitalization. As of the date of this Agreement, Contango has 400,000,000 shares of Common Stock and 5,000,000 shares of preferred stock authorized and, prior to the issuance and sale of the Purchased Securities as contemplated hereby, has 159,493,721 shares of Common Stock issued and outstanding. All of the issued and outstanding shares of capital stock of Contango have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

Section 3.04 Listing. The Common Stock is duly listed, and admitted and authorized for trading, on the NYSE American. Contango has not received any notice from the NYSE American regarding the delisting or potential delisting of the Common Stock from the NYSE American. Concurrently with the Closing, Contango shall apply to list or quote all of the Purchased Securities on the NYSE American and promptly secure the listing of all of the Purchased Securities. Contango hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock, including the Purchased Securities when listed, on the NYSE American and will comply in all respects with Contango’s reporting, filing and other obligations under the rules and regulations of the NYSE American. Contango further agrees, if Contango applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Purchased Securities, and will take such other action as is necessary to cause all of the Purchased Securities to be listed or quoted on such other trading market as promptly as possible. For so long as Contango maintains a listing or quotation of the Common Stock on the NYSE American or any other trading market, Contango agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 3.05 Valid Issuance of Purchased Securities. The Purchased Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and any restriction upon the voting or transfer thereof pursuant to the TBOC or the Amended and Restated Certificate of Formation of Contango, dated June 14, 2019, as amended (“Contango Charter”), or the Bylaws of Contango, dated June 14, 2019, as amended (“Contango Bylaws”), or any agreement or other instrument to which Contango is a party. No holder of Purchased Securities will be subject to personal liability by reason of being such a holder.

Section 3.06 Authorization. This Agreement has been duly authorized, executed and delivered by Contango and the other Basic Documents have been duly authorized, and will be executed and delivered by Contango on or prior to the Closing.

Section 3.07 No Conflicts, Breach or Default. (a) Neither Contango nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws or similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any U.S. federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE American) (collectively, a “Regulatory Authority”), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C), (D) and (E), to the extent that any such conflict, breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance of the Basic Documents, the issuance and sale of the Purchased Securities and the consummation of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or asset of Contango or any Subsidiary pursuant to) (A) the charter or bylaws or similar organizational document of Contango or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which Contango or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, or (C) any U.S. federal, state, local or foreign law, or (D) any rule or regulation of any Regulatory Authority (including, without limitation, the rules and regulations of the NYSE American), or (E) any decree, judgment or order applicable to Contango or any of the Subsidiaries or any of their respective properties or assets.

Section 3.08 Approvals. No approval, authorization, license, registration, qualification, decree, consent or order of or filing with any Regulatory Authority or approval of the stockholders of Contango is necessary or required in connection with the issuance and sale of the Purchased Securities or the consummation by Contango of the transactions contemplated hereby, other than (i) any necessary qualification under the state or non-U.S. securities or blue sky laws of the various jurisdictions in which the Purchased Securities are being offered, (ii) the filing under the Securities Act of the registration statement contemplated by the Registration Rights Agreement, and (iii) such filings as may be required to be made by Contango under the Exchange Act, NYSE American rules or the Rules of the Financial Industry Regulatory Authority, Inc.

Section 3.09 Permits and Licenses. Each of Contango and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals issued by the appropriate Regulatory Authorities and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary permits, licenses, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses as described in the SEC Reports. Neither Contango nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permit, license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to Contango or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.10 Litigation. Except as disclosed in the SEC Reports, there are no actions, suits, proceedings, claims, investigations or inquiries pending or, to Contango’s knowledge, threatened to which Contango or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Regulatory Authority, except any such action, suit, proceeding, claim, investigation or inquiry which, if resolved adversely to Contango or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.11 Financial Statements. The financial statements of Contango included or incorporated by reference in SEC Reports, together with the related notes and schedules, present fairly the consolidated financial position of Contango and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of Contango and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved. The other financial and statistical data of Contango included or incorporated by reference in the SEC Reports are accurately and fairly presented in all material respects and are prepared on a basis consistent with the financial statements and books and records of Contango. Other than in connection with the merger between Contango and Mid-Con, Contango and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described or incorporated by reference in the SEC Reports. All disclosures included or incorporated by reference in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 3.12 Internal Controls. Contango and each of its Subsidiaries maintain effective internal control over financial reporting (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Contango’s independent registered public accountants and the Audit Committee of the Board of Directors of Contango have been advised of (1) all significant deficiencies and material weaknesses, if any, in the design or operation of Contango’s internal control over financial reporting (whether or not remediated) and (2) all fraud, if any, whether or not material, that involves management or other employees who have a role in Contango’s internal control over financial reporting. All significant deficiencies and material weaknesses, if any, in Contango’s internal control over financial reporting are disclosed SEC Reports. Since the end of Contango’s most recent audited fiscal year, except as disclosed in the SEC Reports, there have not been any changes in Contango’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, Contango’s internal control over financial reporting.

Section 3.13 Disclosure Controls. Contango and each of its Subsidiaries maintain effective disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) designed to ensure that information required to be disclosed by Contango in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time period specified in the SEC’s rules and forms, and is accumulated and communicated to management of Contango, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding disclosure.

Section 3.14 Reserves. The factual information underlying the estimates of reserves of Contango and the Subsidiaries included or incorporated by reference in the SEC Reports, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, changes in applicable regulations or regulatory guidance regarding the rules for estimating reserves, in each case in the ordinary course of business, and/or in connection with the merger with Mid-Con, and except as described in the SEC Reports, neither of Contango nor any of the Subsidiaries is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the aggregate present value of future net cash flows therefrom, as described in the SEC Reports.

Section 3.15 Stock Plans. Except as disclosed in the SEC Reports, each stock option granted under any stock option plan of Contango or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of Common Stock on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant. Each such stock option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of Contango or such Subsidiary, as applicable, and (iii) has been properly accounted for in Contango’s consolidated financial statements in accordance with GAAP and disclosed in the SEC Reports.

Section 3.16 No Material Adverse Change. Except as disclosed in the SEC Reports and/or in connection with the merger with Mid-Con, subsequent to the respective dates as of which information is given in the SEC Reports, there has not been, whether or not arising in the ordinary course of business, (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, condition (financial or otherwise), liquidity, or results of operations of Contango and the Subsidiaries taken as a whole, (ii) any transaction which is material to Contango and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by Contango or any Subsidiary that is material to Contango and the Subsidiaries taken as a whole, (iv) any change in the capital stock of, or other equity interests in, or outstanding indebtedness of, Contango or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of, or other equity interests in, Contango or any Subsidiary.

Section 3.17 Investment Company Status. Neither Contango nor any Subsidiary is, and, after giving effect to the offer and sale of the Purchased Securities and the application of the proceeds thereof, neither of them will be, an “investment company,” as defined in the Investment Company Act of 1940, as amended.

Section 3.18 Title to Properties. Contango and the Subsidiaries have good and marketable title to all of their interests in oil and gas properties and all other real property owned by Contango and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are disclosed in the SEC Reports, (ii) arise under the Credit Agreement, (iii) liens and encumbrances under operating agreements, unitization and pooling agreements, production sales contracts, farm-out agreements and other oil and gas exploration participation and production agreements, in each case that secure payment of amounts not yet due and payable for the performance of other unmatured obligations and are of a scope and nature customary in the oil and gas industry or arise in connection with drilling and production operations, or (iv) would not, in the aggregate, have a Material Adverse Effect. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the SEC Reports, all of the oil and gas leases of Contango or any of the Subsidiaries and under which Contango or any of the Subsidiaries holds properties described in the SEC Reports, are in full force and effect, and neither Contango nor any of the Subsidiaries has received written notice of any claim of any sort that has been asserted by anyone adverse to the rights of Contango or any of the Subsidiaries under any of such leases, or affecting or questioning the rights of Contango or such Subsidiary to the continued possession of the leased or subleased premises under any such lease, except for such claims that would not have a Material Adverse Effect.

Section 3.19 Rights-of-Way. Contango and the Subsidiaries have such consents, easements, rights-of-way or licenses from any Person (collectively, “rights-of-way”) as are necessary to enable Contango to conduct its business in the manner described in the SEC Reports, subject to qualifications as may be set forth in the SEC Reports, except where failure to have such rights-of-way would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.20 Oil and Gas Properties. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of Contango and the Subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not reasonably be expected to have a Material Adverse Effect); and no material amount of proceeds from the sale or production attributable to the oil and gas properties of Contango and the Subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not reasonably be expected to have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any makeup rights affecting the interests of Contango or the Subsidiaries in their respective oil and gas properties, except where such claims would not reasonably be expected to have a Material Adverse Effect.

Section 3.21 Intellectual Property. Each of Contango and the Subsidiaries owns, licenses or otherwise has the right to use all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), copyrights, service marks and other intellectual property as described in the SEC Reports and which is necessary for the conduct of, or material to, its business (collectively, the “Intellectual Property”), and Contango is unaware of any claim to the contrary or any challenge by any other Person to the rights of Contango or any of the Subsidiaries with respect to the Intellectual Property. Neither Contango nor any of the Subsidiaries has infringed or is infringing on the intellectual property of a third party, and neither Contango nor any Subsidiary is subject to any pending claim, or aware of any threatened claim, by a third party to the contrary.

Section 3.22 Employee Matters. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to Contango’s knowledge, threatened against Contango or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to Contango’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to Contango’s knowledge, threatened against Contango or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of Contango or any of the Subsidiaries, (ii) to Contango’s knowledge, no union organizing activities are currently taking place concerning the employees of Contango or any of the Subsidiaries and (iii) to Contango’s knowledge, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of Contango or any of the Subsidiaries.

Section 3.23 Environmental Matters. Contango and the Subsidiaries and their respective properties, assets and operations are in compliance with, and Contango and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past or present conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to Contango or any Subsidiary under, or to interfere with or prevent compliance by Contango or any Subsidiary with, Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither Contango nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to Contango’s knowledge, threatened action, suit or proceeding, (iv) is bound by any decree, judgment or order or (v) has entered into any agreement, in each case relating to any actual or alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any U.S. federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, any flammable explosives, radioactive materials, toxic chemicals, pollutants, contaminants, hazardous or toxic substances or wastes, petroleum or petroleum products, asbestos-containing materials or mold) or any other hazardous materials as defined or regulated by or which may give rise to liability under any Environmental Law). In the ordinary course of their business, Contango and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective properties, assets and operations, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

Section 3.24 Tax Matters. All tax returns required to be filed by Contango or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities, have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or those that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.25 Insurance. Contango and each of the Subsidiaries maintain insurance covering their respective properties, assets, operations, personnel and businesses as Contango reasonably deems adequate. Such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice for similar companies to protect Contango and the Subsidiaries and their respective properties, assets, operations, personnel and businesses in all material respects. All such insurance is fully in force. Neither Contango nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

Section 3.26 Sarbanes-Oxley Act. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of Contango have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in each such certification are complete and correct in all material respects. Contango, the Subsidiaries and Contango’s directors and executive officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC and the NYSE American promulgated thereunder.

Section 3.27 FCPA. Neither Contango nor any of its Subsidiaries nor, to the knowledge of Contango, any director, officer, agent, employee or Affiliate of Contango or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and Contango, its Subsidiaries and, to the knowledge of Contango, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

Section 3.28 Anti-Money Laundering. The operations of Contango and its Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder, including but not limited to the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986, as amended, and the applicable anti-money laundering statutes of jurisdictions where Contango and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Contango or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of Contango, threatened.

Section 3.29 Sanctions. None of Contango, any of its Subsidiaries or, to the knowledge of Contango, any director, officer, agent, employee or Affiliate of Contango or any of its Subsidiaries is currently the subject or the target of any applicable sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is Contango or any of its Subsidiaries located, organized, or resident in a country or territory that is the subject or target of Sanctions; and Contango will not directly or indirectly use the proceeds of the offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Neither Contango nor any of its Subsidiaries nor, to the knowledge of Contango, any director, officer, agent, employee or Affiliate of Contango or any of its Subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions (a “Sanctioned Person”); or (ii) located, organized or a resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Venezuela, Syria and the Crimea region of Ukraine claimed by Russia) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Except as has been disclosed to each Purchaser or is not material to the analysis under any Sanctions, neither Contango nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding five (5) years, nor does Contango or any of its Subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

Section 3.30 Dividends, Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends or making other distributions to Contango, from repaying to Contango any loans or advances to such Subsidiary from Contango or from transferring any of such Subsidiary’s properties or assets to Contango or any other Subsidiary of Contango, except, in each case, as described in the SEC Reports.

Section 3.31 No Preemptive Rights. The issuance and sale of the Purchased Securities will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of Contango to have any right to acquire any shares of capital stock of Contango.

Section 3.32 Certain Fees. Other than fees or commissions paid or to be paid to the Placement Agents in connection with the transactions contemplated by this Agreement, no fees or commissions are or will be payable by Contango to brokers, finders or investment bankers with respect to the sale of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement. Contango agrees that it will indemnify and hold harmless each Purchaser from and against any and all claims, demands, or liabilities by the Placement Agents or any other Person for broker’s, finder’s, placement, or other similar fees or commissions incurred by Contango or alleged to have been incurred by Contango in connection with the sale of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 3.33 Stabilization. Neither Contango nor any of the Subsidiaries nor any of their respective directors, officers, Affiliates or controlling Persons has taken, directly or indirectly, any action that is designed, or might reasonably be expected, to cause or result in, or any action that constitutes, the stabilization or manipulation of the price of any security of Contango to facilitate the sale or resale of the Purchased Securities or a violation of Regulation M under the Exchange Act.

Section 3.34 Information Technology. Contango and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or Regulatory Authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and personal data and to the protection of such IT Systems and personal data from unauthorized use, access, misappropriation or modification, except to the extent that failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of Contango, there has been no security breach or attack or other compromise of or relating to any of Contango’s and its Subsidiaries’ IT Systems, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.35 No Registration. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.05, the issuance and sale of the Purchased Securities pursuant to this Agreement is exempt from registration requirements of the Securities Act, and Contango has not taken nor will take any action hereafter that would cause the loss of such exemption.

Section 3.36 No Integration. Contango has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the issuance and sale of the Purchased Securities contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the SEC.

Section 3.37 No Disqualification Events. With respect to the Purchased Securities to be offered and sold hereunder, none of Contango, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Contango participating in the offering hereunder, any beneficial owner of 20% or more of Contango’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Contango in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Contango has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Other than the Placement Agents, Contango is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Purchased Securities. Contango will notify the Purchasers and the Placement Agents in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

Section 3.38 No General Solicitation. Neither Contango, any of its Affiliates nor any Person acting on behalf of Contango has offered or sold any of the Purchased Securities by any form of general solicitation or general advertising. Contango has offered the Purchased Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

Section 3.39 Shell Company Status. Contango is not, and has not been at any time since December 31, 2000, an issuer identified in Rule 144(i)(1) and satisfies the requirements in Rule 144(i)(2).

Section 3.40 Related Party Transactions. All transactions that have occurred between or among Contango, on the one hand, and any of its officers or directors, or any Affiliates of any such officer or director, on the other hand, prior to the date hereof that are required to be disclosed by applicable SEC rules and regulations have been disclosed in the SEC Reports.

Section 3.41 Disclosure. On or before 9:30 a.m., New York local time, on the Business Day following execution of this Agreement, Contango shall issue a press release and/or a Current Report on Form 8-K (the “Press Release”) announcing the entry into this Agreement and describing any other material, nonpublic information that Contango may have provided any Purchaser at any time prior to the issuance of the Press Release. On or before the fourth Business Day following the date hereof, Contango shall file a Current Report on Form 8-K with SEC describing the terms of the transactions contemplated by the Basic Documents in the form required by the Exchange Act. As of the time of the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from Contango, any Subsidiary or any of their respective officers, directors, employees or agents (including any Placement Agent). In addition, effective upon the issuance of such Press Release, Contango acknowledges and agrees that any and all confidentiality or similar obligations under any agreement entered into in connection with the transactions contemplated hereby, whether written or oral, between Contango, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. Contango and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither Contango nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of Contango, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of Contango, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, Contango shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or NYSE American, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of the Basic Documents with the SEC and (b) to the extent such disclosure is required by law or NYSE American regulations, in which case Contango shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

Section 3.42 Information on Shareholdings. After the Closing, Contango shall promptly and accurately respond, and shall use its commercially reasonable efforts to cause its transfer agent to respond, to reasonable requests for information (which is otherwise not publicly available) made by a Purchaser or its auditors relating to the actual holdings of such Purchaser or its accounts; provided that Contango shall not be obligated to provide any information that could reasonably result in a violation of applicable law or conflict with Contango’s insider trading policy or a confidentiality obligation of Contango.

Section 3.43 Removal of Legend. In connection with a sale of the Purchased Securities by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the transfer agent and Contango a seller or broker representation letter and an executed stock power with a medallion guarantee, each as applicable, providing to the transfer agent and Contango any information deemed reasonably necessary to determine that the sale of the Purchased Securities is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of Contango and regarding the length of time the Purchased Securities have been held. Upon receipt of such representation letter and stock power, Contango shall promptly direct its transfer agent to remove the notation of a restrictive legend in such Purchaser’s book-entry account maintained by the transfer agent, including the legend referred to in Section 4.05(d), and Contango shall bear all costs associated therewith. After a registration statement under the Securities Act permitting the public resale of the Purchased Securities has become effective or any Purchaser or its permitted assigns have held the Purchased Securities for one year, if the book-entry account of such Purchased Securities still bears the notation of the restrictive legend referred to in Section 4.05(d), Contango agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.05(d) from the Purchased Securities, and Contango shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to Contango any information deemed reasonably necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including (if there is no such registration statement) a certification that the holder is not an Affiliate of Contango and regarding the length of time the Purchased Securities have been held.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to Contango as follows:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to execute, deliver and perform its obligations under the Basic Documents to which such Purchaser is or will be a party. The execution, delivery and performance by such Purchaser of the Basic Documents to which such Purchaser is or will be a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement to which such Purchaser is a party has been duly and validly authorized, executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser and, when executed by such Purchaser, the other Basic Documents to which such Purchaser is a party will be duly and validly authorized, executed and delivered by such Purchaser and will constitute the legal, valid and binding obligations of such Purchaser, in each case enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity and except as the rights to indemnification may be limited by applicable law.

Section 4.03 No Breach. The execution, delivery and performance by such Purchaser of the Basic Documents and the consummation by such Purchaser of the transactions contemplated hereby or thereby does not and will not (a) assuming the accuracy of the representations and warranties of Contango contained herein and its compliance with the covenants contained herein, violate any provision of any Law or permit having applicability to such Purchaser or the property or assets of such Purchaser, (b) conflict with or result in a violation or breach of any provision of the organizational documents of such Purchaser, or (c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Basic Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by such Purchaser to brokers, finders or investment bankers with respect to the purchase of any of the Purchased Securities or the consummation of the transactions contemplated by this Agreement.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status; Sophisticated Purchasers. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Purchased Securities. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Securities.

(b) Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of Contango that have been requested and materials relating to the offer and sale of the Purchased Securities that have been requested by such Purchaser and its Representatives. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of Contango. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchaser and its Representatives shall modify, amend or affect such Purchaser’s right (i) to rely on Contango’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement, or any other Basic Document. Such Purchaser understands that the purchase of the Purchased Securities involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchased Securities.

(c) Cooperation. Such Purchaser shall cooperate reasonably with Contango to provide any information necessary for any applicable securities filings required to be made by Contango in connection with the transactions contemplated hereby.

(d) Legends. Such Purchaser understands that the Purchased Securities will bear a restrictive legend substantially in the form as set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

(e) Purpose of Purchase. Such Purchaser is purchasing the Purchased Securities for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that the Purchased Securities have not been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act).

(f) Rule 144. Such Purchaser understands that the Purchased Securities must be held indefinitely unless and until the Purchased Securities are registered for resale under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised by its advisors of and is aware of the provisions of Rule 144 promulgated under the Securities Act.

(g) Reliance by Contango. Such Purchaser understands that the Purchased Securities are being offered and sold in reliance on transactional exemptions from the registration requirements of federal and state securities laws and that Contango is relying upon the truth and accuracy of the representations, warranties, covenants, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Securities.

Section 4.06 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of Contango to the Purchaser in connection with the offer and sale of the Purchased Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Securities. Such Purchaser understands that the Placement Agents have acted solely as the agents of Contango in this placement of the Purchased Securities, and that the Placement Agents make no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Purchaser may have received in connection therewith. Such Purchaser acknowledges that it has not relied on any information or advice furnished by or on behalf of the Placement Agents.

Section 4.07 Short Selling. Such Purchaser has not engaged in any Short Sales involving Common Stock owned by it between the time it first began discussions with Contango about the transaction contemplated by this Agreement and the date of execution of this Agreement.

ARTICLE V

INDEMNIFICATION

Section 5.01 Indemnification by Contango. Contango agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), involving a third party claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by Contango contained herein to be true and correct in all material respects as of the date hereof (except with respect to any provisions including the word “material” or words of similar import, with respect to which such representations and warranties must have been true and correct) or (ii) the material breach of any covenants of Contango contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to Contango shall constitute the date upon which such claim has been made.

Section 5.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify Contango and its respective Representatives (collectively, “Contango Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), involving a third party claim, as a result of, arising out of, or in any way related to (i) the failure of any of the representations or warranties made by such Purchaser contained herein to be true and correct in all material respects as of the date hereof or (ii) the material breach of any of the covenants of such Purchaser contained herein, provided that, in the case of the immediately preceding clause (i), such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; provided, however, that for purposes of determining when an indemnification claim has been made, the date upon which a Contango Related Party shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made; provided, further, that the liability of such Purchaser shall not be greater in amount than such Purchaser’s Allocated Purchase Price.

Section 5.03 Indemnification Procedure. A claim for indemnification for any matter not involving a third party claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the Indemnifying Party shall not preclude the Indemnified Party from any indemnification which it may claim in accordance with this Article V, except as otherwise provided in Sections 5.01 and 5.02. Promptly after any Contango Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this

Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle such claim, it shall promptly after such determination, and in no event later than five (5) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and/or the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control relevant to the claim. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) Business Days of when the Indemnified Party provides written notice of a claim, failed (y) to assume the defense or settlement of such claim and employ counsel or (z) to notify the Indemnified Party of such assumption, or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrong doing by, the Indemnified Party.

Section 5.04 Tax Treatment of Indemnification Payments. Any indemnification payments made under this Article V shall be treated for all tax purposes as an adjustment to the relevant Purchaser’s Allocated Purchase Price except as otherwise required by applicable Law.

ARTICLE VI

TERMINATION

Section 6.01 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time:

(a) by any Purchaser (with respect to the obligations of such Purchaser) or Contango, upon written notice to the other party, if the Closing shall not have occurred on or before December 2, 2020 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 6.01(a) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with its obligations under this Agreement or (iii) actions not taken in good faith shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 2.04(b) or Section 2.04(c) to be satisfied at such time; or

(b) by either Contango or any Purchaser (with respect to the obligations of such Purchaser) if any court of competent jurisdiction in the United States or other United States Regulatory Authority shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become final and nonappealable.

Section 6.02 Certain Effects of Termination. If this Agreement is terminated as provided in Section 6.01, except as set forth in Section 7.03, this Agreement shall become null and void and have no further force or effect, but the parties shall not be released from any liability arising from or in connection with any breach hereof occurring prior to such termination.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Expenses. All other costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever Contango has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of Contango unless otherwise specified. Any reference in this Agreement to $ shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect and (ii) the parties hereto shall negotiate in good faith to modify the Basic Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to the Basic Documents, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 7.03 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.05, 3.06, 3.30, 4.02, 4.04 and 4.05 hereunder shall survive the execution and delivery of this Agreement for a period of one (1) year, and the other representations and warranties set forth herein shall survive for a period of six (6) months following the final Closing Date regardless of any investigation made by or on behalf of Contango or a Purchaser. The covenants made in this Agreement shall survive the final Closing and remain operative and in full force and effect regardless of acceptance of any of the Purchased Securities and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article V and all indemnification rights and obligations of Contango and the Purchasers thereunder, Section 6.02 and this Article VII shall remain operative and in full force and effect as between Contango and each Purchaser, unless Contango and each Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between Contango and such Purchaser.

Section 7.04 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document and any consent to any departure by Contango from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Contango in any case shall entitle Contango to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 7.05 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon Contango, each Purchaser and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. Without the written consent of Contango, no portion of the rights and obligations of any Purchaser under this Agreement may be assigned or transferred by such Purchaser. No portion of the rights and obligations of Contango under this Agreement may be transferred or assigned without the prior written consent of the Purchasers.

Section 7.06 Communications. All notices and demands provided for hereunder shall be (i) in writing and shall be given by registered or certified mail, return receipt requested, air courier guaranteeing overnight delivery or personal delivery, and (ii) via e-mail, to the following addresses:

(a) If to the Purchasers:

At such address indicated on Schedule A attached hereto.

(b) If to Contango:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: Wilkie S. Colyer, Jr.

E-mail: WColyer@contango.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Attention: Hillary H. Holmes

E-mail: HHolmes@gibsondunn.com

or to such other address as Contango or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt if sent by overnight courier copy; when receipt is acknowledged, if sent via e-mail; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.07 Entire Agreement. This Agreement, the other Basic Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by Contango or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement, the other Basic Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.08 Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Texas without regard to principles of conflicts of laws. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Texas, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Texas over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 7.09 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. A signed copy of this Agreement delivered by facsimile, portable document format (PDF) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement; provided, however, that each party hereto shall deliver an original signed copy of this Agreement executed by such party to any other party hereto promptly upon the request of any such other party.

Section 7.11 Recapitalizations, Exchanges, Etc. Affecting the Purchased Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of Contango or any successor or assign of Contango (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Purchased Securities.

Section 7.12 Certain Tax Matters. Contango agrees that, provided that each Purchaser delivers to Contango a properly executed IRS Form W-9, or similar form sufficient under current Law to cause Contango (including any paying agent of Contango) to avoid a requirement to withhold on any payments or deemed payments to any such Purchaser, Contango (including any paying agent of Contango) will not withhold on any payments or deemed payments to any such Purchaser.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CONTANGO OIL & GAS COMPANY

By:	/s/ E. Joseph Grady
Name:	E. Joseph Grady
Title:	Senior Vice President and Chief Financial Officer

[Signatures continued on following page.]

[Signature Page to Purchase Agreement]

PURCHASERS

AVONDALE GROWTH CAPITAL LP

By:	/s/ Jack Kins
Name:	Jack Kins
Title:	Vice President of KLS GP LLC
General Partner Avondale Growth Capital LP

[Signature Page to Purchase Agreement]

PURCHASERS

BF OIL, L.P.

By: DKB Management Inc., its general partner

By:	/s/ Douglas K. Bratton
Name:	Douglas K. Bratton
Title:	President

[Signature Page to Purchase Agreement]

PURCHASERS

BRATTON FAMILY FOUNDATION

By:	/s/ Douglas K. Bratton
Name:	Douglas K. Bratton
Title:	Chairman

[Signature Page to Purchase Agreement]

PURCHASERS

BV PORTFOLIO, LLC

By: Ball Ventures, LLC, the Member

By: BV Management Services, Inc. the Manager

By:	/s/ Cortney Liddiard
Name:	Cortney Liddiard
Title:	President

[Signature Page to Purchase Agreement]

PURCHASERS

CORTNEY LIDDIARD

By:	/s/ Cortney Liddiard
Name:	Cortney Liddiard
Title:

[Signature Page to Purchase Agreement]

PURCHASERS

DWS GROWTH CAPITAL LP

By:	/s/ Jack Kins
Name:	Jack Kins
Title:	Secretary of DS Investments GP LLC
General Partner of DWS Growth Capital LP

[Signature Page to Purchase Agreement]

PURCHASERS

GLOBAL UNDERVALUED SECURITIES MASTER FUND, L.P.

By:	/s/ James K. Phillips
Name:	James K. Phillips
Title:	Chief Operating Officer

[Signature Page to Purchase Agreement]

PURCHASERS

MD OPPORTUNITIES LP

By:	/s/ Jack Kins
Name:	Jack Kins
Title:	Secretary of DS Investments GP LLC
General Partner of MD Opportunities LP

[Signature Page to Purchase Agreement]

PURCHASERS

MICHAEL LINDLEY

By:	/s/ Michael Lindley
Name:	Michael Lindley
Title:	Private Investor

[Signature Page to Purchase Agreement]

PURCHASERS

NO. 4 LP

By:	/s/ Jack Kins
Name:	Jack Kins
Title:	Secretary of DS Investments GP LLC
General Partner of No. 4 LP

[Signature Page to Purchase Agreement]

PURCHASERS

Zelma Kins Trust

By:	/s/ Jack Kins
Name:	Jack Kins
Title:	Co-Trustee

[Signature Page to Purchase Agreement]

SCHEDULE A

Schedule of Purchasers

Purchaser	Notice Address	Number of Shares of Common Stock	Allocated Purchase Price
Avondale Growth Capital LP	11 Greenway Plaza, Ste. 3100 Houston, TX 77046	4,838,710	$7,500,000.50
BF Oil, L.P.	201 Main St, Suite 1900 Fort Worth, TX 76102	483,871	$750,000
Bratton Family Foundation	201 Main St, Suite 1900 Fort Worth, TX 76102	161,290	$250,000
BV Portfolio, LLC	P.O. Box 51298 Idaho Falls, ID 83405	645,161	$1,000,000
Cortney Liddiard	P.O. Box 51157 Idaho Falls, ID 83405	32,258	$50,000
DWS Growth Capital LP	11 Greenway Plaza, Ste. 3100 Houston, TX 77046	4,051,000	$6,279,050
Global Undervalued Securities Master Fund, L.P.	301 Commerce Street, Ste 1900 Fort Worth, TX 76102	1,290,323	$2,000,000
MD Opportunities LP	11 Greenway Plaza, Ste. 3100 Houston, TX 77046	2,000,000	$3,100,000
Michael Lindley	857 Curtiswood Ln Nashvill, TN 37204	161,290	$250,000
No. 4 LP	11 Greenway Plaza, Ste. 3100 Houston, TX 77046	400,000	$620,000
Zelma Kins Trust	3525 Ocean Drive Corpus Christi, TX 78411	130,000	$201,500

Total		14,194,516	$22,001,500

SCHEDULE B

Schedule of Subsidiaries

Subsidiary	Ownership Percentage
Contango Alta Investments, Inc.	100%
Contango Operators, Inc.	100%
Contango Resources, Inc.	100%
Contango Midstream Company	100%
Contaro Company	100%
Michael Merger Sub LLC	100%

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT